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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in Registration Statement (No. 333-191077) on Form S-3 and (Nos. 33-36981, 33-91196, 333-60665, 333-69042, 333-82194, 333-120294, 333-128363, 333-128364, 333-148402, and 333-184202) on Forms S-8 of Alliant Techsystems Inc. of our report dated August 13, 2014, relating to the financial statements of Bushnell Holdings Group, Inc. and subsidiaries, appearing in this Current Report on Form 8-K of Alliant Techsystems Inc. dated August 13, 2014.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, MN
August 13, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS